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                                                                     Exhibit 4.1

                         REGISTRATION RIGHTS AGREEMENT

                               TABLE OF CONTENTS

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                                                                                                               Page
1.       DEFINITIONS........................................................................................     1

2.       RESTRICTIONS ON TRANSFER...........................................................................     6

3.       REQUIRED REGISTRATION..............................................................................     7

4.       INCIDENTAL REGISTRATION............................................................................    11

5.       REGISTRATION PROCEDURES............................................................................    12

6.       EXPENSES...........................................................................................    14

7.       INDEMNIFICATION....................................................................................    15

8.       RULE 144 REPORTING.................................................................................    17

9.       AMSTERDAM STOCK EXCHANGE...........................................................................    17

10.      STOCKHOLDER INFORMATION............................................................................    18

11.      FORMS..............................................................................................    19

12.      MISCELLANEOUS......................................................................................    19

         (a)      Waivers and Amendments....................................................................    19

         (b)      Notices...................................................................................    19

         (c)      Severability..............................................................................    20

         (d)      Assignment of Rights......................................................................    20

         (e)      Parties in Interest.......................................................................    20

         (f)      Headings..................................................................................    21

         (g)      Choice of Law.............................................................................    21

         (h)      Counterparts..............................................................................    21

         (i)      No Strict Construction....................................................................    21

         (j)      Consent to Exclusive Jurisdiction.........................................................    21

         (k)      Waiver of Jury Trial......................................................................    21

         (l)      Specific Performance......................................................................    21


ANNEX A           INVESTORS.................................................................................    A-1

ANNEX b           INVESTMENT BANKING FIRMS..................................................................    B-1

                                      -i-
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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

                                     -ii-
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                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of November 13, 2000, by and among OpenTV Corp., a British Virgin Islands company (the "Company"), and each of the Persons who have executed this Agreement and are named in Annex A hereto (each sometimes referred to individually as a "Investor" and sometimes collectively as the "Investors" which term shall include any Permitted Transferee to which an Investor Transfers Shares).

     Therefore, the parties hereto hereby agree as follows:

     1.   Definitions. Unless the context otherwise requires, the terms defined
          -----------
in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

     "Affiliate" means with respect to any party hereto, any Person Controlling, Controlled by or under common Control with such party.

     "Agreement" means this Registration Rights Agreement.

     "Board" means the Board of Directors of the Company.

     "Class A Shares" means the A Ordinary Shares of the Company.

     "Class B Shares" means the B Ordinary Shares of the Company.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Company Securities" shall mean (i) any Ordinary Shares or other equity securities of the Company or (ii) any security of the Company convertible into, or exercisable or exchangeable for, with or without additional consideration, any Ordinary Shares or other equity securities of the Company.

     "Control" (including its correlative meanings "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

     "Controlled Affiliate" means with respect to any Person, any other Person which is Controlled by such first Person.

     "Equity Security" shall mean (i) any Ordinary Shares or other equity security of the Company, or (ii) any security of the Company convertible into, or exercisable or exchangeable for, with or without consideration, any Ordinary Shares or other equity security of the Company, but shall not include any Equity Securities of the Company acquired from any Person which is not a party to or an Affiliate of a party to this Agreement (other than the Company).

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Holder" of any security means the owner of such security, including any transferee or assignee of record of such security in accordance with Section 12(d).

     "Holders of a Majority of the Registrable Securities" means the Person or Persons who are the Holders of greater than fifty percent (50%) of the shares of Registrable Securities then outstanding.

     "HSR Act" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Intellectual Property License Agreement" means that certain Patent License Agreement, dated as of the date hereof, between General Instrument Corporation and the Company.

     "Initiating Holder" means General Instrument Corporation or Motorola, Inc., or any of the their Permitted Transferees to which Shares are transferred in accordance with Section 2(b)(i).

     "Investor" has the meaning assigned to it in the introductory paragraph of this Agreement.

     "Memorandum" means the Memorandum and Articles of Association of the Company, as in effect from time to time.

     "Merger Agreement" mean that certain Agreement and Plan of Merger dated as of the date hereof, among the Company, CableSoft Acquisition Company, CableSoft Corporation, and the Investors (the "Merger Agreement").

     "OpenTV" means OpenTV, Inc., a Delaware corporation.

     "Ordinary Shares" means, collectively, the Class A Shares and Class B
Shares.

     "Original Issued Amount" means, with respect to General Instrument Corporation and its Permitted Transferees, 2,949,710; and with respect to CableSoft Communications, Inc. and its Permitted Transferees, 692,060; (in each case, appropriately adjusted for any stock dividends, combinations, splits, reverse splits, recapitalizations and similar events affecting the Ordinary Shares of the Company occurring after the date hereof).

     "Parent" means with respect to General Instrument Corporation, Motorola, Inc.; provided, however, that to the extent a Parent of an Investor hereto acquires the ownership of the Equity Securities held by another Investor such that such Investor becomes a Subsidiary of such Parent, other than by a direct Transfer of such Person's Equity Securities (for example, by acquiring a Parent or such Parent's equity interests in such Investor), then the Parent acquiring such ownership shall also be deemed to be the Parent of the Investor whose interest it so acquired.

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

     "Permitted Transferee" means the Parent of an Investor or any Subsidiary of the Parent of an Investor to which Shares are transferred in accordance with
Section 2(b)(i).

     "Person" includes any natural person, corporation, trust, association, company, partnership, joint venture and any other entity, and any government, governmental agency, instrumentality or political subdivision.

     "Public Offering" shall mean an underwritten, widely distributed, public offering of Class A Shares of the Company pursuant to a registration statement filed under the Securities Act and declared effective by the Commission; provided that a registration statement filed for the benefit of persons who would hold Ordinary Shares as a result of any exchange of shares or options of OpenTV shall not constitute a Public Offering.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" means (1) the Class A Shares issued or issuable pursuant to the Merger Agreement, (2) the Class A Shares transferred to General Instrument Corporation pursuant to the Stock Purchase Agreement, (3) the Class A Shares issued or issuable to Motorola, Inc. pursuant to the Intellectual Property License Agreement, and (4) any securities issued or issuable with respect to the Ordinary Shares referred to in clause (1), (2), and (3) by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such Class A Shares shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through an underwriter in a Public Offering, or (ii) sold in a private transaction in which the transferor's rights under Section 3 or 4 is not assigned or assignable, or
(iii) sold pursuant to Rule 144 or otherwise in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Ordinary Shares are removed upon the consummation of such sale.

     "Rule 144" means Rule 144 or any similar or analogous rule promulgated under the Securities Act.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Shares" means issued and outstanding Ordinary Shares of the Company as of the date of determination, but shall not include any issued and outstanding Ordinary Shares of the Company acquired from any Person which is not a party to or an Affiliate of a party to this Agreement (other than the Company).

     "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of September 15, 2000 by and between Motorola, Inc. and News America Incorporated. (which was subsequently assigned by Motorola, Inc. to General Instrument Corporation.

     "Subsidiary" of any Person (the "first Person") means any other Person (the "second Person") of which the first Person owns, directly or indirectly, equity securities or other ownership interests equal to more than 30% of the outstanding equity securities or other ownership interests of the second Person, and which equity securities or other ownership interests have ordinary voting power sufficient to elect a majority of the board of directors or other Persons performing similar functions..

     "Transfer" means to sell, assign, transfer, distribute (including, without limitation, any distribution upon dissolution or liquidation), pledge, hypothecate, mortgage, encumber or dispose of, directly or indirectly, Equity Securities.

     2.   Restrictions on Transfer.
          ------------------------

          (a) The Investors each agree not to Transfer all or any portion of the Registrable Securities unless and until:

          (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (ii) (A) The transferee has agreed in writing to be bound by this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel for such Holder, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

          (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a Transfer by a Holder to a Permitted Transferee thereof in accordance with clause
(b) below.

     (b) Any Holder may at any time (i) Transfer all or a portion of its Equity Securities of the Company to one or more of its Permitted Transferees provided that (w) the transferor shall remain a party to this Agreement and agrees to guaranty the performance by the transferee of its obligations pursuant to the provisions of this Agreement, (x) the transferee agrees in writing with the other Holders to observe, perform and be bound by the terms and conditions of this Agreement as if references herein to the transferor were references to the transferee, and (y) if the transferee ceases to be a Subsidiary of the applicable Parent, then the transferor shall cause the transferee to Transfer to the transferor or another Subsidiary of the applicable Parent all of its Equity Securities prior to the date of such cessation in accordance with this Section 2(b) or (ii) pledge or grant a security interest in the Equity Securities owned by it, provided that (x) such pledge security interest is to a financial institution in connection with a bona fide financing transaction and the pledgee or secured party agrees to perform the Holder's obligations hereunder and (y) such financial institution agrees that such financial institution and any of its transferees (other than any Investor) will be subject to the obligations of, but will not be entitled to any benefits under, this Agreement with respect to any such foreclosed Equity Securities; provided, however, that following any Transfer under clause (i) or (ii) above, the Company and any other party hereto shall only be obligated to provide notices hereunder or, in the case of the Company, provide information, documents and access pursuant to Sections 8 or 10 or otherwise to the original Holder which is a party to this Agreement or any other Permitted Transferee of all of such Holder's equity interest in the Company.

          (c) Notwithstanding anything to the contrary contained herein (other than Section 2(b)) and subject to the terms and conditions contained in this
Section 2(c), each Investor agrees that it shall not Transfer any Equity Securities in violation of any of the rights and obligations contained in this Agreement.

          (d) Each certificate representing shares of Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

          (A) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OF COUNSEL FOR THE TRANSFEROR REASONABLY SATISFACTORY TO THE AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (B) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN AN REGISTRATION RIGHTS AGREEMENT NOVEMBER __, 2000, ENTERED INTO BY THE HOLDER OF THESE SHARES, COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.


          (e) The Company shall be obligated to reissue promptly unlegended certificates (as to the legend in paragraph (A) above) at the request of any Holder thereof (i) if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, or
(ii) if such Registrable Securities are registered under the Securities Act or may be sold under Rule 144 promulgated under the Securities Act.

          (f) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue-sky authority authorizing such removal.

     3.   Required Registration.
          ---------------------

          (a) If and whenever the Company shall receive a written request therefor from the Initiating Holder, the Company agrees to prepare and file promptly, and in any event within 45 days after such request, a registration statement under the Securities Act covering the shares of Registrable Securities which are the subject of such request and agrees to use its best efforts to cause such registration statement to become effective. Upon the receipt of such request, the Company agrees to give prompt written notice to all Holders of Registrable Securities that such registration is to be initiated. The Company agrees to include in such registration statement such shares of Registrable Securities for which it has received written requests to register such shares by the Holders thereof within thirty (30) days after the receipt of written notice from the Company.

          (b) The Company shall not be required to effect a registration requested pursuant to this Section 3:

               (i) if within thirty (30) days of receipt of a written request from the Initiating Holder pursuant to Section 3(a), the Company gives notice to the Holders of the Company's intention to commence a Public Offering of Class A Shares to be originally issued by the Company within sixty (60) days, so long as
(v) a registration statement with respect thereto is filed with the Commission within forty-five (45) days thereafter and (w) thereafter the Company uses its best efforts to cause such registration statement to be declared effective; provided, however, that the Company shall not exercise this right a second time if (x) the Company fails to file a registration statement within the period specified or (y) Holders have requested to initiate a registration pursuant to this Section 3 which either has not been declared effective or has not been withdrawn by such Holders; or

               (ii) if the Company shall furnish to Holders requesting registration pursuant to this Section 3, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holder; provided that such right to delay a registration shall be exercised by the Company not more than once in any twelve (12) month period; or

               (iii) in the case of any requested registration the estimated aggregate gross proceeds to the selling security holders would be less than $5,000,000.

          (c) Notwithstanding anything to the contrary contained herein, the Initiating Holder (including for this purpose all transferees and assignees thereof as permitted by this Agreement) shall only have the right to initiate one registration pursuant to this Section 3, provided that, at the time of such request, such Initiating Holder owns Shares equal to at least fifty percent (50%) of such Initiating Holder's Original Issued Amount.

          (d) (i) The Company shall not be required by this Section 3 to effect a registration of Registrable Securities pursuant to any registration statement of Form F-3 unless the proposed public offering price of the securities to be included in such registration shall be at least $1,500,000.

               (ii) The Company shall not be required to register the Registrable Securities of a Holder in the event that the Company determines that all of the Registrable Securities proposed by such Holder to be registered could be sold by such Holder in a single transaction pursuant to Rule 144 and the Company agrees to remove the legend referred to in Section 2(d)(A).

          (e) Any registration under this Section 3 shall be on the least burdensome of Forms F-1, F-2 or F-3 (or any successor forms) for which the Company in the proposed transaction is then eligible. The Company will notify the Holders at such time as the Company qualifies to register Registrable Securities on Form F-3, and thereafter and so long as it qualifies for such Form F-3, the Company will effect any such registration properly requested pursuant to this Section 3, on Form F-3, unless agreed to the contrary with the Initiating Holder. An F-3 registration requested by the Holders shall be deemed to have been made pursuant to the proviso in Section 3(c), but shall be subject to the restrictions set forth in Section 3(d)(i).

          (f) If the Holders initiating a request for the registration of Registrable Securities pursuant to this Section 3 intend to distribute the Registrable Securities covered by their request by means of a Public Offering, the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such Public Offering and the inclusion of such Holder's Registrable Securities in the Public Offering to the extent requested (unless otherwise mutually agreed by the Holders of a Majority of the Registrable Securities initiating such request for registration and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such Public Offering agree to enter into (together with the Company) an underwriting agreement with the underwriter or underwriters selected for such underwriting which shall be in customary form and on terms and conditions reasonably acceptable to the Company and those Holders of the Registrable Securities participating in such registration. If any Holder of Registrable Securities does not agree to enter into an underwriting agreement having such terms and conditions, such Holder shall withdraw the Registrable Securities proposed to be registered by it from the registration and shall reimburse the Company for the incremental amount of registration expenses incurred by the Company in connection with the registration of the Registrable Securities such Holder was proposing to sell within thirty (30) days after such withdrawal. Such underwriters shall be selected by the Company (i) among the list of nationally recognized investment banking firms attached to this Agreement as Annex B, or (ii) approved by the Holders of the Registrable Securities participating in such registration, such approval not to be unreasonably withheld or delayed..

          (g) Notwithstanding any other provision of this Section 3, if the managing underwriter of a Public Offering advises the Company and the Holders of Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities requested to be included in such registration exceeds the number of shares of Registrable Securities which can be sold in such offering without having a material and adverse effect upon the success of such offering, including the price at which such Registrable Securities can be sold, then (i) the number of shares of Registrable Securities so requested to be included in such registration shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering and (ii) this reduction in the aggregate number of shares to be registered shall be allocated among all Holders thereof first, by reducing the number of shares pursuant to the exercise of any
        -----
incidental registration rights granted to Persons other than the Holders; and second, by reducing the number of shares to be registered by the Holders
------
exercising or participating in a demand registration initiated pursuant to Section 3(a). If the number of Registrable Securities to be registered by a Holder pursuant to Section 3 is reduced in accordance with this Section 3(g) to less than 75% of the number originally requested to be registered by such Holder, then in no event shall such registration be deemed to have been a "registration" for purposes of the limitations on the number of registrations to which a Holder is entitled hereunder contained in Section 3(c).

          (h) If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company and other holders of the Company's securities may include securities for its (or their) own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          (i) A registration effected pursuant to this Section 3 shall not be deemed to have been effected until the applicable registration statement shall have become effective under the Securities Act (and not subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason) for the period specified in Section 5(a). The Initiating Holder may, before any registration statement becomes effective, withdraw its Registrable Securities from inclusion therein, should the terms of the proposed distribution not be satisfactory to such Holder. If Holders holding in the aggregate 50% or more of the Registrable Securities requested to be included in such registration elect to withdraw such registration statement, such registration statement shall be withdrawn (if necessary) and such registration shall not be deemed to have been a "registration" for purposes of the limitations on the number of registrations hereunder contained in this Section 3; provided, that the Holders of Registrable Securities shall reimburse the Company for their pro rata portion of the registration expenses incurred by the Company in connection with such registration within 30 days after such withdrawal (unless at the time of such withdrawal, such withdrawing Holders of Registrable Securities have learned of a material adverse change in the operating results, financial condition or business of the Company of which such Holders were not aware as of the time of the written request for a registration pursuant to this Section 3 and have withdrawn such request promptly following the disclosure by the Company of such material adverse change, in which case, the Holders of Registrable Securities which were to be included in such registration shall not be obligated to reimburse the Company for such registration expenses in order to preserve their respective rights under this Section 3).

     4.   Incidental Registration.
          -----------------------

          (a) Each time the Company shall determine to file a registration statement under the Securities Act (other than (i) pursuant to Section 3 hereof, (ii) on Form F-4 or another registration statement for shares to be issued in a merger or acquisition transaction, or (iii) a registration statement covering solely an employee benefit plan. Upon the written request of any such Holder given within thirty (30) days after the receipt of such written notice from the Company, the Company agrees to use its best efforts to cause all Registrable Securities, held by such Holders which such Holders have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent required to permit the sale or other disposition of such Registrable Securities.

          (b) If the registration of which the Company gives written notice pursuant to Section 4(a) is for a Public Offering, the Company agrees to so advise each Holder as a part of its written notice. In such event the right of any such Holder to registration pursuant to this Section 4 shall be conditioned upon such Holder's participation in such Public Offering and the inclusion of such Holder's Registrable Securities in the Public Offering to the extent provided herein. All Holders distributing their Registrable Securities through such Public Offering agree to enter into (together with the Company and the other holders distributing their securities through such Public Offering) an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Company and the Holder selling Registrable Securities through such underwriting. If any Holder of Registrable Securities does not agree to enter into an underwriting agreement having such terms and conditions, such Holder shall withdraw from such registration the Registrable Securities proposed to be registered by it and shall reimburse the Company for the incremental amount of registration expenses incurred by the Company in connection with the registration of the Registrable Securities such Holder was proposing to sell within thirty (30) days after such withdrawal.

          (c) Notwithstanding any other provision of this Section 4, if the managing underwriter of a Public Offering advises the Company and the Holders of the Registrable Securities participating in such Public Offering in writing that in its good faith judgment the number of shares of Registrable Securities and the other securities to be registered exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering without having a material and adverse effect upon the success of such offering, including the price at which such Registrable Securities can be sold, then (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company in an offering initiated by and for the account of the Company, which, subject to the first proviso of
Section 3(b)(iii), shall have priority over the shares of Registrable Securities), and (ii) such reduced number of shares shall be allocated among all participating Holders of Registrable Securities and the holders of other securities in proportion, is nearly as practicable, to the respective number of shares of Registrable Securities proposed to be offered and sold in such registration.

          (d) Any Holder of Registrable Securities may elect to withdraw its respective Registrable Securities from inclusion in a registration to be effected pursuant to this Section 4 at any time prior to five (5) at any time prior to five (5) Business Days prior to the then anticipated effective date of the applicable registration statement.

     5.   Registration Procedures. If and whenever the Company is required by
          -----------------------
the provisions of Section 3 or 4 hereof to use its best efforts to effect the registration of Registrable Securities under the Securities Act, the Company agrees to:

          (a) In accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) ninety (90) days, or (ii) the sale of the securities covered by such registration statement, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the earlier of (i) such ninety (90) day period or (ii) the sale of the securities covered by such registration statement;

          (b) Furnish to the Holders of securities participating in such registration and to the underwriters of the securities being registered, without charge and as soon as such documents become available to the Company, such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

          (c) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (d) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (e) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (f) If, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, notify as promptly as practicable each Holder of Registrable Securities participating in such registration of the happening of such event and prepare and file as promptly as practicable with the Commission, and as promptly as practicable notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions.

          (g) Advise such Holders, as promptly as practicable after it shall receive notice or obtain knowledge thereof, of the issuance, or threatened issuance, of any stop order or other order by the Commission suspending the effectiveness of such registration statement; use its best efforts to prevent the issuance of any such threatened stop order or other order of which it becomes aware; and, if such stop order or other order is issued, promptly use its best efforts to obtain a lifting of such order as promptly as possible and promptly notify each such Holder of any such lifting or withdrawal.

               (h) Make available for inspection upon request by any Holder of Registrable Securities covered by such registration statement, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement; and

               (i) At the request of any Holder of Registrable Securities covered by such registration statement, furnish to such Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request (which opinion shall be reasonably acceptable to such Holders), and
     (ii) a copy of the "cold comfort" letter executed by the Company's independent certified public accountants and delivered by such accountants to the underwriters, each covering such matters as are customarily the subject of opinions of issuer's counsel or independent certified public accountants, as the case may be, provided to underwriters in Public Offerings.

          6.   Expenses.
               --------

               (a)  With respect to each registration effected pursuant to
     Section 3 hereof and with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 4 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to the Company's performance of or compliance with this Agreement (the "Registration Expenses"); provided, however, that the Holders participating in any such registration shall bear, on a pro rata basis, all underwriting discounts and commissions attributable to Registrable Securities sold pursuant to such registration statement by such Holders. Such fees, costs and expenses to be borne by the Company shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the selling Holders, up to $25,000 per registered offering, selected by the Holders of a majority of the shares of Registrable Securities to be included in such registration, and the premiums and other costs of policies of insurance against liability arising out of such offering. Notwithstanding anything to the contrary contained herein, the Company shall not be required to pay for expenses of any registration of securities begun pursuant to Section 3, the request for which has been subsequently withdrawn by the Initiating Holder unless (i) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holder was not aware at the time of making such request, (ii) such Initiating Holder agrees to forfeit its right to request a registration pursuant to Section 3(c), in which event such right shall be forfeited by such Holder (provided, that such forfeiture will not affect its rights under the proviso set forth in the last sentence of Section 3(c)). If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (i) of the preceding sentence, then the

     Holder initiating the request for such registration shall not forfeit its rights pursuant to Section 3 to a demand registration.

               (b) To the extent Registration Expenses are not required to be paid by the Company, such Registration Expenses shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares owned by each such requesting Holder which are included in any registration effected pursuant to Section 3 or Section 4.

          7.   Indemnification.
               ---------------

               (a) The Company hereby agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, employees, attorneys, accountants and agents, and each Person who controls such Holder within the meaning of the Securities Act from and against, and agrees to reimburse such Holder, its officers, directors, employees, attorneys, accountants and agents, and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, employees, attorneys, accountants and agents, or controlling Persons, may become subject under applicable laws, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such Holder, such underwriter or such controlling Person specifically for use in the preparation thereof.

               (b) Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby agrees, severally and not jointly, to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers, directors, employees, attorneys, accountants and agents, and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, employees, attorneys, accountants and agents, and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors or such controlling Persons may become subject under applicable laws, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, no Holder of Registrable Securities shall be obligated hereunder to pay more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

               (c) Promptly after receipt by a party entitled to indemnification pursuant to the provisions of subsection (a) or (b) of this
     Section 7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7 and shall not relieve the indemnifying party from liability under this Section 7 unless such indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, or (ii) the indemnifying party and its counsel do not actively pursue the defense of such action. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

               (d) If the indemnification provided for in subsection (a) or (b) of this Section 7 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Holder of Registrable Securities shall be obligated hereunder to contribute more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

               No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

               (e) The Company and the Holders of Registrable Securities agree that customary indemnification arrangements relating to any underwriter (as defined in the Securities Act) involved in the Public Offering and any controlling Person of such underwriter shall be set forth in the underwriting agreement executed by the Company and such Holder in connection with the registration of Registrable Securities in accordance herewith.

          8.   Rule 144 Reporting. With a view to making available to the
               ------------------
     Investors the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 at all times;

               (b) File with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

               (c) So long as an Investor owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

          9.   [Intentionally Left Blank]
               --------------------------


          10.  Stockholder Information.  The Company may request each Holder of
               -----------------------
     Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by any securities commission (including the Commission), stock exchange or self-regulatory agency in connection therewith, and each Holder of Registrable

     Securities as to which any registration is to be effected pursuant to this Agreement agrees to furnish the Company with such information.

          11.  Forms.  All references in this Agreement to particular forms of
               -----
     registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced and to references to all forms available to a foreign registrant where any referenced form of registration statement is only available to a domestic registrant or vice versa.

          12.  Miscellaneous.
               -------------

               (a)  Waivers and Amendments. Except as otherwise expressly
                    ----------------------
    provided, in this Agreement may be amended or modified only upon the written consent of the Company and each Investor for so long as it has any rights or obligations hereunder. Except as otherwise expressly provided in this Agreement, the rights of an Investor under this Agreement may be waived only with the written consent of such Investor. Except as otherwise provided in this Agreement, the rights of the Company under this Agreement may be waived only with the written consent of the Company. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 12(a). Specifically, but without limiting the generality of the foregoing, the failure of any party at any time or times to require performance of any provision hereof by another party shall in no manner affect the right of such first party at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

               (b)  Notices. All notices required or permitted hereunder shall
                    -------
     be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 401 East Middlefield Road, Mountain View, California 94043, and to each Investor at its address set forth on Annex A attached hereto or at such other address as the Company or Investor may designate by ten (10) days advance written notice to the other parties hereto.

               (c)  Severability. In the event of any conflict between the
                    ------------
     provisions of this Agreement and the provisions of the Company's Memorandum of Association or Articles of Association then, subject to the provisions of British Virgin Islands law, the provisions of this Agreement shall prevail as between the parties hereto, and the parties hereto shall exercise all voting and other rights and powers legally available to them (whether as shareholders or otherwise) to give effect to the provisions of this Agreement. If there is an irreconcilable conflict between a provision of this Agreement and a mandatory provisions of British Virgin Islands law, the parties shall use their respective best efforts to agree on an alternative mechanism or provision which is as close as reasonably possible to the provisions of this Agreement and the conflicting provisions contained in this Agreement shall be invalid (but only to the extent necessary), provided that such invalidity shall not affect the other provisions of this Agreement. Except as provided in the preceding sentence, should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

               (d)  Assignment of Rights. The rights to cause the Company to
                    --------------------
     register Registrable Securities pursuant to Sections 3 and 4, and all related rights and benefits hereunder, including, without limitation, rights of indemnification under Section 7, may be assigned by a Holder to a transferee or assignee of Registrable Securities which is a Permitted Transferee of a Holder; provided, however, that (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, and (B) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement. Except as provided in the preceding sentence this Agreement and the rights and benefits hereunder shall not be assignable, except with the prior written consent of the Company and the Investors.

               (e)  Parties in Interest. All the terms and provisions of this
                    -------------------
     Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Subject to the immediately preceding sentence, and except as set forth specifically in this Agreement, including, without limitation, in Section 7 hereof, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and permitted assigns.

               (f)  Headings. The headings of the sections, subsections and
                    --------
     paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

               (g)  Choice of Law. It is the intention of the parties that the
                    -------------
     internal substantive laws, and not the laws of conflicts, of the State of California should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

               (h)  Counterparts. This Agreement may be executed in any number
                    ------------
     of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

               (i)  No Strict Construction. The parties hereto have participated
                    ----------------------
     jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

               (j)  Consent to Exclusive Jurisdiction. EACH PARTY HERETO HEREBY
                    ---------------------------------
     CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN SUCH COURTS. EACH PARTY HERETO HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT, OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT IT IS IMMUNE FROM EXTRATERRITORIAL INJUNCTIVE RELIEF OR OTHER INJUNCTIVE RELIEF, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH ACTION, SUIT, OR PROCEEDING MAY NOT BE BROUGHT OR MAINTAINED IN ONE OF THE ABOVE-NAMED COURTS, THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT OR MAINTAINED IN ONE OF THE ABOVE-NAMED COURTS SHOULD BE DISMISSED ON THE GROUNDS OF FORUM NON CONVENIENS, SHOULD BE TRANSFERRED TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT, OR PROCEEDING IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF CALIFORNIA, AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE PERSONS AND AT THE ADDRESSES SET FORTH IN SECTION 12(b) OR ANNEX A, AS THE CASE MAY BE, IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE, AND WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY CLAIM THAT SUCH SERVICE OF PROCESS DOES NOT CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS.

               (k)  Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS
                    --------------------
     RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 12(l) HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT.

     IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

               (l)  Specific Performance. The parties hereto acknowledge and
                    --------------------
     agree that a breach or threatened breach by any party of its covenants or obligations contained in this Agreement will result in irreparable and continuing damage to the other parties to this Agreement for which they have no adequate remedy at law and that any party may, in addition to the other remedies that may be available to it, commence proceedings in equity for specific performance and/or an injunction preliminarily or permanently enjoining any other party from breaching or threatening any such breach of any such covenant or agreement. No bond or other security shall be necessary with respect to such relief.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized representative thereof as of the day and year first above written.

COMPANY:


OpenTV Corp.

By:______________________________

Name:____________________________

Title:___________________________


INVESTORS:

General Instrument Corporation


By:_____________________________

Name:___________________________

Title:__________________________


CableSoft Communications, Inc.


By:_____________________________

Name:  Paul Kagan

Title: _________________________



                [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

                                    ANNEX A
                                   INVESTORS

----------------------------------------------------------------------
              NAME and ADDRESS                         SHARES
----------------------------------------------------------------------
 General Instrument Corporation.
 _____________________
 _____________________
 Attn:  General Counsel/Legal Department
----------------------------------------------------------------------
 CableSoft Communications, Inc.
 __________________
 __________________
 Attn:  Paul Kagan
----------------------------------------------------------------------
 Total
----------------------------------------------------------------------

                                    ANNEX B
                           INVESTMENT BANKING FIRMS

-----------------------------------------------------------------------------
BancBoston Robertson Stephens Inc.           Deutsche Bank Group
Banc of America Securities LLC               Donaldson, Lufkin & Jenrette, Inc.
Bear Stearns & Co. Inc.                      Hambrecht & Quist Group
Brown Brothers Harriman & Co.                J.P. Morgan & Co. Incorporated
Credit Suisse First Boston Corporation       Merrill Lynch & Co.
                                             Morgan Stanley Dean Witter & Co.
                                             Salomon Smith Barney Inc.
                                             The Goldman Sachs Group, Inc.
                                             Thomas Wiesel Partners
-------------------------------------------------------------------------------